Exhibit 99.1

GREAT PLAINS ENERGY INCORPORATED 1200 MAIN STREET KANSAS CITY, MO 64105

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1.	To adopt the Amended and Restated Agreement and Plan of Merger, dated July 9, 2017, by and among Great Plains Energy Incorporated (the “Company”), Westar Energy, Inc., Monarch Energy Holding, Inc., King Energy, Inc. and, solely for the purposes set forth therein, GP Star, Inc.	☐	☐	☐

2.	To approve, on a non-binding, advisory basis, the merger-related compensation arrangements of the Company’s named executive officers.	☐	☐	☐

3.	To approve any motion to adjourn the meeting, if necessary.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign your name exactly as it appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

THANK YOU FOR VOTING!

Great Plains Energy Incorporated

Special Meeting of Shareholders

November 21, 2017

10:00 a.m. Central Time

Great Plains Energy Incorporated

One Kansas City Place

1200 Main Street

Kansas City, Missouri 64105

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice, Proxy Statement and Shareholder Letter are available at www.proxyvote.com

GREAT PLAINS ENERGY INCORPORATED

1200 Main Street, Kansas City, MO 64105

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on

November 21, 2017.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

The undersigned hereby appoints Terry Bassham and Ellen Fairchild, and each or either of them, proxies for the undersigned with power of substitution, to vote all the shares of common stock of Great Plains Energy Incorporated that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on November 21, 2017, and any adjournment or postponement of such meeting, upon the matters set forth on the reverse side of this card, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as directed on the reverse side. If this card is signed and returned without direction, such shares will be voted FOR each of the proposals.

Confidential Voting Instructions to Great-West Trust Company, LLC, and its successors, as Trustee under the

Great Plains Energy Incorporated 401(k) Savings Plan

I hereby direct that the voting right pertaining to shares of Great Plains Energy Incorporated held by the Trustee and attributable to my account in the Great Plains Energy Incorporated 401(k) Savings Plan shall be exercised at the Special Meeting of Shareholders on November 21, 2017, or at any adjournment or postponement of such meeting, in accordance with the instructions on the reverse side of this card, to vote upon Items 1, 2 and 3 and on any other business that may properly come before the meeting.

Continued and to be signed on reverse side